Exhibit 99.1
FORBEARANCE AGREEMENT
     This FORBEARANCE AGREEMENT (the “Forbearance Agreement”), dated as of April 10, 2006, is by and between DANA CREDIT CORPORATION a Delaware corporation (the “Company”) and the Ad Hoc Committee of Noteholders of Dana Credit Corporation (the “Ad Hoc Committee”) on behalf of those certain noteholders listed on Schedule I annexed hereto (collectively, the “Noteholders,” and each, a “Noteholder”).
RECITALS
     WHEREAS, the Noteholders are holders of the Company’s (i) $35,000,000 6.93% Senior Note due April 8, 2006 (the “6.93% Note”), (ii) $37,000,000 7.18% Senior Note due April 8, 2006 (the “7.18% Note”), (iii) $30,000,000 7.91% Senior Notes due August 16, 2006 (the “7.91% Notes”), (iv) $30,000,000 6.88% Senior Note due August 28, 2006 (the “6.88% Note”), (v) $500,000,000 8.375% Senior Notes due August 15, 2007 (the “8.375% Notes”) and (vi) $37,000,000 6.59% Senior Note due December 1, 2007 (the “6.59% Note” and, collectively with the 6.93% Note, the 7.18% Note, the 6.88% Note, the 7.91% Notes and the 8.375% Notes, the “DCC Notes,” and individually, a “DCC Note”);
     WHEREAS, the Noteholders have asserted that the DCC Notes became immediately due and payable without notice, presentment, demand, protest or other action of any kind as a result of the commencement by Dana Corporation on March 3, 2006 of a voluntary case under chapter 11 of title 11 of the United States Code in the Bankruptcy Court for the Southern District of New York;
     WHEREAS, the Noteholders have agreed to forbear for a certain period of time from exercising their rights and remedies under the DCC Notes in exchange for the agreement by the Company to take certain actions and to refrain from taking certain actions; and
     WHEREAS, the Noteholders and the Company desire to work together from the date hereof onwards to reach an agreement regarding the terms of a global consensual restructuring of the Company’s obligations under the DCC Notes.
     NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, the Company and the Noteholders agree as follows:
     1. Forbearance. Subject to the terms and conditions set forth herein, each Noteholder agrees that it shall forbear, during a period (the “Forbearance Period”) commencing on the Agreement Effective Time (as defined below) and terminating on the date that falls thirty (30) calendar days from the date on which the Agreement Effective Time occurs, from exercising its rights and remedies under such Noteholder’s DCC Note or DCC Notes with respect to any default or event of default that may now exist or may hereafter occur under any DCC Note.
     2. Condition Precedent. This Forbearance Agreement shall become effective only upon the failure by the Company to make any payments to the holder or holders of (i) the Company’s $13,000,000 7.03% Senior Note due April 8, 2006 (the “7.03% Note”), (ii) the 6.93% Note and

(iii) the 7.18% Note, in each case by 12:00 p.m. (eastern time) on April 10, 2006 (the “Agreement Effective Time”).
     3. Termination of Forbearance Agreement. This Forbearance Agreement shall terminate upon the earlier to occur of (a) the date that falls thirty (30) calendar days after the date on which the Agreement Effective time occurs, and (b) subject to the limitations described in this Section 3, a Forbearance Termination Event. A “Forbearance Termination Event” shall be the earliest to occur of: (i) any breach of this Forbearance Agreement by the Company; (ii) the making by the Company of any payment in respect of any principal, interest or other obligation relating to or arising under any indebtedness of the Company including, without limitation, any of the DCC Notes, other than the payment of de minimis expenses incurred in the ordinary course of the Company’s business; (iii) the commencement by the Company of a voluntary case under chapter 11 of title 11 of the United States Code; (iv) the filing by any party of an involuntary petition for relief against the Company; (v) the assignment by the Company of substantially all of its assets for the benefit of creditors; (vi) the failure by Dana Corporation to make any payment that could give rise to the imposition of a lien on the assets of the Company; or (vii) the taking of any action by the Company, or the failure to act by the Company, that has a materially adverse effect on the Noteholders; provided, that the occurrence of any Forbearance Termination Event described in preceding clauses (i) through (vii) shall constitute grounds for termination of this Forbearance Agreement only if Noteholders holding at least a majority in aggregate outstanding principal amount of the DCC Notes held by the Noteholders notify Kirkland & Ellis LLP, counsel to the Ad Hoc Committee of Noteholders of Dana Credit Corporation (the “Ad Hoc Committee Counsel”), that such Noteholders desire to terminate this Forbearance Agreement.
     4. Disclosure of Forbearance Agreement. The Company agrees that it shall file, or cause Dana Corporation to file, a Form 8-K with the Securities and Exchange Commission attaching a copy of this Forbearance Agreement as soon as practicable following the Agreement Effective Time but in no event later than 3:00 p.m. (eastern time) on April 10, 2006.
     5. Delivery of Audited Financial Statements. The Company agrees that it shall file, or cause Dana Corporation to file, on or before the day on which Dana Corporation files its Form 10-K for the fiscal year ended December 31, 2005, a Form 8-K with the Securities and Exchange Commission containing the complete audited financial statements of the Company for the fiscal year ended December 31, 2005.
     6. Agreement to Cooperate. The Company agrees to continue to cooperate and provide information to the Ad Hoc Committee Counsel and Conway, Del Genio, Gries, & Co., LLC (“CDG”), financial advisors to the Ad Hoc Committee as requested by the Ad Hoc Committee.
     7. No Pledge of Assets. The Company agrees that it shall not, without the prior written agreement of the Noteholders, create, incur, assume or permit to exist any lien on any property or assets now owned or hereafter acquired by the Company.

     8. No Dividends or Transfers. The Company agrees that it shall not, without the prior written agreement of the Noteholders, dividend, distribute or otherwise transfer any cash or cash equivalents to any affiliates of the Company except for such payments as may be made in the ordinary course of the Company’s business or payments in an amount not greater than $150,000 in the aggregate as previously disclosed to the Ad Hoc Committee Counsel and CDG.
     9. Asset Sales. The Company shall not, without the prior written consent of the Signatory Noteholders, commit to or consummate any asset sale other than those asset sales previously disclosed to the Ad Hoc Committee Counsel and/or CDG.
     10. Equivalent Treatment. The Company shall not make an offer to a holder of a DCC Note unless it makes an equivalent offer to all holders of DCC Notes.
     11. Notice of Legal Action. The Company agrees that it shall promptly notify the Ad Hoc Committee Counsel of the commencement of any legal actions against the Company including, without limitation, the commencement of any involuntary bankruptcy proceeding against the Company. Notices delivered pursuant to this forbearance agreement shall be delivered to the following addresses:

If to the Ad Hoc Committee:	If to the Company:

Matthew A. Cantor, Esq.	Richard Engman
Kirkland & Ellis LLP	Jones Day
Citigroup Center	222 E. 41st Street
153 East 53rd Street	New York, NY 10017
New York, NY 10022-4675	Telephone: (212) 326-7839
Telephone: (212) 446-5900	Facsimile: (212) 755-7306
Facsimile: (212) 446-4900
     12. Representations and Warranties. The Company represents and warrants to each Noteholder that:
     (a) other than the Permitted Defaults, no event of default exists under such Noteholder’s DCC Note or DCC Notes on and as of the Agreement Effective Time;
     (b) after giving effect to this Forbearance Agreement, other than Permitted Defaults, the representations and warranties made by the Company under such Noteholder’s DCC Note or DCC Notes are true, accurate and complete in all material respects on and as of the Agreement Effective Time to the same extent as though made on and as of such date except to the extent such representations and warranties specifically relate to an earlier date;
     (c) the execution, delivery and performance by the Company of this Forbearance Agreement is within its corporate powers and has been duly authorized by all necessary corporate action on the part of the Company; and

     (d) this Forbearance Agreement is a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.
     13. No Waiver. The execution, delivery and effectiveness of this Forbearance Agreement shall not operate as a waiver of any right, power or remedy of the Noteholder under such Noteholder’s DCC Note or DCC Notes, or constitute a waiver or consent of any provision of such Noteholder’s DCC Note or DCC Notes except as expressly set forth herein.
     14. Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAW OF THE STATE OF NEW YORK.
     15. Miscellaneous.
     (a) This Forbearance Agreement shall be binding on and shall inure to the benefit of the Company, each Noteholder and their respective successors and permitted assigns, except as otherwise provided herein or therein; and
     (b) This Forbearance Agreement may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement. Delivery of an executed counterpart of this Forbearance Agreement by telecopy shall be effective as an original.
     16. Entirety. This Forbearance Agreement embodies the entire agreement between the parties and supersedes all prior agreements and understandings, if any, relating to the subject matter hereof. The Forbearance Agreement represents the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties.

     IN WITNESS WHEREOF, this Forbearance Agreement has been duly executed as of the date first written above.

DANA CREDIT CORPORATION

/s/ Joseph A. Beham

By: Joseph A. Beham
Its: President

The Ad Hoc Committee of Noteholders of Dana Credit Corporation, by its counsel Kirkland & Ellis LLP, and on behalf of the Noteholders listed on Schedule I hereto

/s/ Matthew A. Cantor

By: Matthew A. Cantor

SCHEDULE I
Noteholders
Angelo, Gordon & Co. (solely on behalf of its managed accounts)
Citigroup Global Markets, Inc.
Davidson Kempner Capital Management, LLC
Delaware Investments
Durham Asset Management LLC
Fortress Investment Group LLC and its affiliates
Franklin Mutual Advisers, LLC, on behalf of its advisory clients
Gruss Global Investors Master Fund, Ltd.
JPMorgan Securities Inc.
Mast Credit Opportunities I
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Quadrangle Debt Recovery Income Fund Ltd.
Silver Point Capital, L.P.
Sun Life Assurance Company of Canada and Sun Life Assurance Company of Canada (U.S.)
UBS AG (London Branch)
York Capital Management